Exhibit 99.2

Minerco Achieves a Zero Balance on All Mature Convertible Notes

HOUSTON, January 8, 2015 -- Minerco Resources, Inc. (OTC:MINE), announces today that as of this week, the company has completely satisfied its obligations under all existing, mature Convertible Promissory Notes. All mature Minerco convertible notes have a zero balance as they complete the transition to more traditional, non-dilutive financing.

V. Scott Vanis commented, “After years of heavily discounted convertible notes from less than friendly lenders, we finally turned the corner in 2014. Now, we start 2015 with a zero balance on mature convertible notes. With our explosive product lines, our world class management and now, our non-toxic balance sheet, we believe our company will explode and evolve into a monster in 2015!”

Minerco also reports their Chief Executive Officer, V. Scott Vanis, and Chief Financial Officer, Sam J. Messina III, exchanged all of their Class B Preferred Stock for non-interest bearing (no dividend) Class C Preferred Stock. The transactions were an even monetary exchange; however, the Class C Preferred Stock holders are not entitled to any dividends.

 “Neither Sam nor I believe our shareholders should be responsible for paying us a dividend. To correct this oversight, we have forgiven all accrued interest earned under our Class B Preferred Stock in the exchange to Class C. The zero balance of mature convertible notes, our switch from Class B to Class C Stock and many more upcoming events have and will continue to evidence the company’s commitment to our loyal shareholders,” stated V. Scott Vanis.

About VitaminFIZZ®
VitaminFIZZ is a lightly sparkling, flavor-filled, refreshing beverage with an awesome boost of essential vitamins developed to quench your thirst, naturally. VitaminFIZZ is caffeine free, is Non GMO, has zero calories and contains 100% of recommended daily Vitamin B3, B5, B6, B12 and Vitamin C. Awaken your taste buds. Now that's refreshing. VitaminFIZZ comes in six flavors: Mango Orange, Strawberry Watermelon, Lemon Lime, Black Raspberry, Strawberry Lemonade and Coconut Pineapple. See more at: www.vitamin-fizz.com, www.twitter.com/vitaminfizz and www.facebook.com/drinkvitaminfizz.

About Minerco Resources, Inc.
Minerco Resources, Inc. (OTC:MINE), is the parent company of Level 5 Beverage Company, Inc. (Level 5), a specialty beverage company which develops, produces, markets and distributes a diversified portfolio of forward-thinking, good-for-you consumer brands. The Level 5 brand umbrella includes: VitaminFIZZ(R), Vitamin Creamer(R), Coffee Boost(TM), The Herbal Collection(TM) and LEVEL 5(R). http://minercoresources.com.

Public Disclosure
Details of the Company's business, finances and agreements can be found as part of the Company's continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, please visit: http://www.minercoresources.com. The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

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